UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

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JPMORGAN CHASE & CO.

(Name of Registrant as Specified In Its Charter)

MASSACHUSETTS COALITION TO SAVE DARFUR, INC.

(DOING BUSINESS AS:  INVESTORS AGAINST GENOCIDE)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Massachusetts Coalition to Save Darfur, Inc. (d/b/a Investors Against Genocide) is filing the text and layout of a press release dated April 5, 2012, relating to the inclusion of Proposal No. 8 in the definitive proxy statement filed by above-listed Registrant (“JPMorgan Chase”) with the Securities and Exchange Commission on April 4, 2012 (“Proposal No. 8”), to encourage shareholders of JPMorgan Chase to vote in favor of Proposal No. 8, filed here as Annex 1.

Annexes:

Annex 1: Text and layout of press release of April 5, 2012

Draw the line at genocide www.investorsagainstgenocide.org

FOR IMMEDIATE RELEASE

Contact - Susan Morgan - 617-797-0451

JPMORGAN ISSUES PROXY STATEMENT OPPOSING GENOCIDE-FREE INVESTING PROPOSAL

Says it “considers human rights” yet invests in companies tied to genocide

BOSTON, MA – APRIL 5, 2012 – Despite the fact that JPMorgan Chase owns over a billion dollars worth of PetroChina, a company widely recognized as contributing to the genocide in Sudan, the company stated in its proxy statement issued yesterday that it opposes a shareholder proposal asking the company to avoid companies tied to genocide. According to JPMorgan Chase’s statement of opposition, “Our business practices reflect our support and respect for the protection of fundamental human rights and the prevention of crimes against humanity. “ Yet the company’s statement offers no explanation for its ongoing investments in PetroChina.

JPMorgan Chase is one of the largest U.S. holders of PetroChina, which, through its closely related parent, China National Petroleum Company, is helping to fund the government of Sudan's campaign of violence. Nearly half a million people in the South Kordofan and Blue Nile regions of Sudan currently are facing relentless aerial attacks, violent displacement, and starvation due to the Sudanese government’s ongoing military assaults. Ongoing government-sponsored genocide in Sudan has spanned more than two decades and resulted in the death of over 2.5 million innocent civilians. Millions more have been displaced and currently live in deplorable and insecure conditions.

“If their business practices reflect support for human rights, they why do they continue to own and buy more shares of foreign oil companies tied to genocide,” asks Eric Cohen, chairperson of Investors Against Genocide, the non-profit organization that coordinated the shareholder proposal. “Since this proposal was on the ballot at JPMorgan Chase last year, the company has had ample opportunity to take steps to become genocide-free,” says Cohen. “Instead they have increased their shares of PetroChina.”

“The vast majority of Americans want their investments to be genocide-free,” says Cohen. According to a market research study conducted by KRC Research in 2010, 88% of Americans would like their mutual funds to be genocide-free.

In preparation for the vote at JPMorgan Chase, Investors Against Genocide has begun an innovative campaign of outreach to the largest and most influential segment of voters – institutional investors. IAG’s “genocide-free investing” shareholder proposal will be on the ballot at JPMorgan Chase for its second year. Since 74% of shares of JPMorgan Chase are held by institutions, rather than by individual shareholders, IAG is seeking to engage influential voters ranging from asset managers to pension funds via direct mail, advertising and trade conferences.

Institutions voting for the genocide-free proposal at JPMorgan Chase last year included AFSCME Employees Pension Plan, Bridgeway Funds, Calvert Investments, Christian Brothers Investment Services, Connecticut Retirement Plans and Trust Funds, Consulting Group Capital Markets Funds, Domini Social Investment Trust, Epiphany Funds, Green Century Funds, New York City Pension Funds, OneAmerica Funds, Parnassus Investments, Professionally Managed Portfolios, Schroder Global Series Trust, Trillium Asset Management, T. Rowe Price, Turner Funds, and Trust for Professional Managers. This year, IAG hopes to raise that number by direct engagement with investors in advance of the vote.

The genocide-free investing shareholder proposal requests “that the board institute transparent procedures to avoid holding investments in companies that, in management's judgment, substantially contribute to genocide or crimes against humanity, the most egregious violations of human rights.” The genocide-free investing proposal was submitted to JPMorgan Chase as part of an ongoing shareholder action led by Investors Against Genocide, a citizen-led initiative, dedicated to convincing mutual funds and other investment firms to make an ongoing commitment to genocide-free investing.

IAG withdrew its shareholder proposal at TIAA-CREF when it adopted a public policy against investments tied to genocide. TIAA-CREF subsequently divested holdings in oil companies that are helping to support the genocide in Darfur, Sudan. American Funds divested its holdings in PetroChina following a well-publicized shareholder vote on genocide-free investing there.

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Investors Against Genocide, a citizen-led initiative, dedicated to convincing mutual funds and other investment firms to make an ongoing commitment to genocide-free investing. Investors Against Genocide works with individuals, financial firms, pension and endowment managers and government officials to encourage investment firms to change their investing strategy to avoid investments in companies that substantially contribute to genocide or crimes against humanity. Investors Against Genocide is staffed by volunteers and is a project of the Massachusetts Coalition to Save Darfur Inc., a 501(c)(3) non-profit charitable organization, incorporated in the state of Massachusetts. For more information, visit www.investorsagainstgenocide.org.

ABOUT MASSACHUSETTS COALITION TO SAVE DARFUR, INC.

Massachusetts Coalition to Save Darfur, Inc. is a qualified tax-exempt 501(c)(3) corporation. Investors Against Genocide is staffed by volunteers and is a project of the Massachusetts Coalition to Save Darfur Inc. The Massachusetts Coalition to Save Darfur, Inc., its officers and directors, their family members, and affiliates, taken together, own less than 3,000 shares of JPMorgan Chase & Co. (NYSE: JPM). The Massachusetts Coalition to Save Darfur, Inc. and its project, Investors Against Genocide, are supporting the proponent of the 'genocide-free investing' shareholder proposal in the 2011 JPMorgan Chase & Co. proxy statement.

IMPORTANT INFORMATION

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FROM SHAREHOLDERS FOR USE AT THE 2011 JPMORGAN CHASE & CO. ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY PARTICIPATION. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE, ALONG WITH OTHER RELEVANT DOCUMENTS, AT NO CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S (“SEC”) WEBSITE AT HTTP://WWW.SEC.GOV OR THE JPMORGAN CHASE & CO. WEBSITE AT HTTP://INVESTOR.SHAREHOLDER.COM/JPMORGANCHASE/ANNUAL.CFM.